UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3033 Science Park Drive San Diego, California 92121-1199
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On December 14, 2004, the Board of Directors amended the terms of director compensation in regards to the committee and meeting fees as indicated below.

Directors who are not employees of The Titan Corporation (“Titan”) or an affiliate will receive the following fees for attendance at any meeting of the Board of Directors of Titan in excess of two meetings per quarter:  (a) a fee of $500 per telephonic meeting; and (b) a fee of $1,000 per in person meeting.

From time to time, the Board of Directors of Titan has established ad hoc committees of the Board of Directors.  Titan has not been paying directors any compensation for serving on these ad hoc committees.  Effective retroactively to meetings held from and after May 1, 2004, Titan will pay members of these committees meeting fees of $500 for each telephonic meeting and $1,000 for each in person meeting of an ad hoc committee.

All director and committee meeting fees are paid quarterly in arrears on the first business day of the next quarter for meetings held in the preceding quarter.  Directors annually may elect to receive all or a portion of their annual retainer, committee fees and any meeting fees in awards of unrestricted common stock of Titan under Titan’s 2000 Employee and Director Stock Option and Incentive Plan.  In the case of the meeting fees, the number of shares subject to each stock award is determined by dividing the total fees payable for which a stock election has been made by a price per share equal to the average of the closing price of Titan common stock on each trading day during the fiscal quarter for which the fees are payable.

Item 5.05.        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 14, 2004, the Board of Directors adopted a new Code of Ethics, Standards of Conduct and Operating Principles that applies to all directors and employees, including company consultants and independent contractors.  This Code replaces the Code of Ethics we previously adopted.  The new Code of Ethics is filed as an exhibit to this Current Report on Form 8-K and will be posted on Titan’s web site.

In an effort to continuingly improve our corporate governance and standards, we, under the direction of the Board of Directors, have engaged in a comprehensive review of our codes of ethics, standards of conduct and operating principles.  As a result, we have substantially revised our code of ethics and standards to provide more detailed descriptions of the subject matters.  Among the topics covered in the new Code of Ethics, Standards of Conduct and Operating Principles are the following:

•              Employee responsibility for understanding our Code of Ethics, Standards of Conduct and Operating Principles;

•              Management employees’ requirements for educating and training employees on these matters;

•              Managers and supervisors’ responsibility for accounting and financial reporting activities;

•              Policies for charging time and time cards, expense report and billing;

•              Avoidance and reporting of conflicts of interest;

•              Standards for providing or accepting gifts, gratuities and entertainment for both government personnel and non-government personnel;

•              Standards for compliance with the Foreign Corrupt Practices Act;

•              Policies regarding employee activities outside of Titan that may cause conflicts of interest or become related party transactions;

•              Insider trading and reporting requirements;

•              Employment of relatives or persons in the same household as another employee;

•              Political contributions;

•              Improper gathering of competitive information;

•              Purchasing requirements for products and services;

•              Contracting and pricing of our products and services;

•              Protection of our business opportunities;

•              Unauthorized uses of our property;

•              Proprietary information, copyrights and invention assignments;

•              Corporate record keeping and record retention;

•              Compliance with law;

•              Procedures for reporting violations of the codes or standards, including reporting of concerns regarding accounting, internal controls or auditing matters; and

•              Sources for receipt of assistance and information on questions concerning ethics and conduct.

In addition, we have restructured the administration of our Code of Ethics, Standards of Conduct and Operating Principles and other standards.  The Board of Directors has appointed a Corporate Vice President of Compliance & Ethics as the officer responsible for the compliance and ethics duties of the company.  The Board of Directors also has established a Corporate Compliance and Ethics Council to have overall administrative responsibility for Titan’s codes, standards and related policies, including establishing policies and procedures relating to complaints of misconduct or incidents reported to management directly or via the ethics hotline maintained by the company.  The members of the Ethics Council are the Chief Executive Officer, Executive Vice President of Operations, General Counsel, Vice President of Compliance & Ethics, Vice President of Human Resources and the Corporate Controller.

Our internal audit department is responsible for reviewing and monitoring our administration and compliance with the Code of Ethics and Standards of Conduct as well as related policies.

Item 9.01               Financial Statements and Exhibits.

14.1    Code of Ethics Booklet, as adopted on December 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

Dated: December 17, 2004	By:	/s/ Brian C. Clark
Brian C. Clark
Vice President,
Corporate Controller

INDEX TO EXHIBITS

14.1	Code of Ethics Booklet, as adopted on December 14, 2004.